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                                                                    EXHIBIT 23.1


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
85 Livingston Avenue
Roseland, NJ 07068-1785
973-994-6666/Fax 973-994-0337
www.rkco.com
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New York - Roseland - Beverly Hills - San Francisco - Walnut Creek - Dallas - Denver - Cayman Islands
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                                          (ROTHSTEIN, KASS & COMPANY, P.C. LOGO)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated July 28, 2005, relating to the financial statements of Asia Automotive Acquisition Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                        /s/Rothstein, Kass & Company, P.C.



Roseland, New Jersey
October 20, 2005




          Member [AGN INTERNATIONAL LOGO] Affiliated Offices Worldwide